Exhibit 99.1

For investor information contact:
        Heidi Flannery, Investor Relations
(510) 743-1718
investor@volterra.com

VOLTERRA REPORTS SECOND QUARTER 2005 FINANCIAL RESULTS

FREMONT, Calif., July 25, 2005 -- Volterra Semiconductor Corporation (Nasdaq: VLTR), a leading provider of high-performance analog and mixed-signal power management semiconductors, today reported financial results for its second quarter ended June 30, 2005.

Net revenue for the second quarter of 2005 was $13.2 million, an increase of 44% over net revenue of $9.1 million for the second quarter of 2004 and a 10% sequential decrease from net revenue of $14.6 million for the first quarter of 2005. Operating Margin improved to 8.7% up from 6.0% year ago. Net income was $1.1 million, or $0.04 per share (diluted), for the second quarter of 2005, compared with net income of $0.6 million, or $0.03 per share (diluted), for the second quarter of 2004.

Volterra also reported net income and basic and diluted net income per share on a non-GAAP-basis. Non-GAAP net income excludes the effect of stock-based compensation expense and special items such as restructuring charges, net of tax, where applicable. Non-GAAP net income was $1.2 million, or $0.05 per share (diluted), for the second quarter of 2005, compared to non-GAAP net income of $0.7 million, or $0.03 per share (diluted), for the second quarter of 2004.

Financial highlights for the second quarter include:

•	Net revenue increased 44% year-over-year to $13.2 million;
•	Gross margins were 59.5%, up from 53.6% a year ago;
•	Non-GAAP operating margin improved to 9.8%, up from 8.0% a year ago; and
•	Non-GAAP EPS increased 67% year-over-year to $0.05.

"Our second quarter financial results were in line with the guidance we gave in April," said Volterra President and CEO Jeff Staszak. "As expected, we saw a slow-down in our graphics business due to the phase down of platforms ahead of the launch of new graphics cards. We remain encouraged by the design-in activity in graphics as well as in the other markets we serve and anticipate solid revenue growth as our customers launch their new products later this year and in early 2006."

Earnings Conference Call

Volterra will be conducting a conference call today at 5:30 p.m. (EDT). To access the conference call, investors can dial 800-218-0713 approximately ten minutes prior to the initiation of the teleconference. International and local participants can dial (303) 262-2139. Investors should reference Volterra or reservation number 11034567. A webcast of the conference call also will be available from the Investor Section of the Company's website at: http://www.volterra.com/.

A digital replay of the conference call will be available through midnight on Monday, August 1, 2005. To access the replay, investors should dial (800) 405-2236 or (303) 590-3000 and enter reservation number 11034567. The web cast will be available on the Company's website until midnight on Monday, August 22, 2005.

About Volterra Semiconductor Corporation

Volterra Semiconductor Corporation, headquartered in Fremont, CA, designs, develops, and markets leading edge silicon solutions for low-voltage power delivery. The Company's product portfolio is focused on advanced switching regulators for the computer, datacom, storage, and portable markets. Volterra operates as a fabless semiconductor company utilizing world-class foundries for silicon supply. The company is focused on creating products with high intellectual property content that match specific customer needs. For more information, please visit http://www.volterra.com/.

Non-GAAP Financial Measures

Volterra provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results and in particular, making comparisons to similar companies, may be difficult to understand if limited to reviewing only GAAP financial measures. Internally, Volterra uses calculations of (i) non-GAAP net income, which represents net income excluding the effect of stock-based compensation expense and special items such as restructuring charges, net of tax; (ii) non-GAAP basic and diluted net income per share, which represents basic and diluted net income per share excluding the effect of stock-based compensation expense and special items such as restructuring charges, net of tax; and (iii) non-GAAP operating margin, which represents income from operations excluding the effect of stock-based compensation expense and special items such as restructuring charges, as a percentage of revenue. Volterra's management believes the non-GAAP information is useful because it can enhance the understanding of the Company's ongoing performance as a business and Volterra therefore uses both GAAP and non-GAAP reporting internally to evaluate and manage Volterra's operations.

Volterra has chosen to provide this information to investors to enable them to perform considerations of operating results in a manner similar to how the Company analyzes its operating results. However, Volterra's management does not itself, nor does it suggest that investors should, consider such non- GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Volterra presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Volterra's operating results and financial condition in a manner that focuses on what management believes to be Volterra's ongoing business operations. Management also believes that the inclusion of the non-GAAP net income, basic and diluted net income per share, and operating margin provide consistency and comparability with similar companies in Volterra's industry. Investors should note, however, that the non-GAAP financial measures used by Volterra may not be the same non-GAAP financial measures, and may not be calculated in the same manner as that of other companies. Whenever Volterra uses such a non-GAAP financial measure, it provides a reconciliation of non-GAAP financial measures to what it believes to be the most closely applicable GAAP financial measure. A reconciliation of GAAP net income to non-GAAP net income (loss) is included in the financial statements portion of this release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Forward-Looking Statements:

This press release regarding financial results for the quarter ended June 30, 2005 contains forward-looking statements based on current expectations of Volterra. The words "expect," "will," "should," "would," "anticipate," "project," "outlook," "believe," "intend," and similar phrases as they relate to future events are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Volterra but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Volterra may not be able to maintain its current revenue growth rate or gross margin levels; risks that one or more of Volterra's concentrated group of customers may reduce demand or price for Volterra's products or a particular product; dependence on a limited number of products; risks that Volterra may not be able to manage its growth; risks that Volterra's new products may not be able to be completed in a timely fashion or gain market acceptance; risks with managing its small number of distributors; intellectual property litigation risk; the semiconductor industry's cyclical nature; the seasonality in our business; geographic concentration of foundries, assembly and test facilities and customers in the Pacific Rim, subjecting Volterra to risks of natural disasters, epidemics and political unrest; and other factors detailed in our filings with the Securities and Exchange Commission, including the Form 10-Q filed on May 2, 2005. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Volterra undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

VOLTERRA SEMICONDUCTOR CORPORATION
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005		2004
	(unaudited)		(unaudited)
Net revenue	$13,185	$9,144		$27,816	$16,759
Cost of revenue	5,344	4,242		11,742	7,900

Gross margin	7,841	4,902		16,074	8,859

Operating expenses:
Research and development	4,029	3,000		7,606	5,570
Selling, general and administrative	2,518	1,175		4,586	2,217
Stock-based compensation (*)	144	174		263	273

Total operating expenses	6,691	4,349		12,455	8,060

Income from operations	1,150	553		3,619	799

Interest and other income	288	44		540	82
Interest and other expense	(4)	(3)		(9)	(5)

Income before income taxes	1,434	594		4,150	876
Income tax expense	303	28		710	41

Net income	$1,131	$566		$3,440	$835

Basic net income per share	$0.05	$0.10		$0.15	$0.15
Shares used in computing basic net
income per share	23,535	5,546		23,469	5,559

Diluted net income per share	$0.04	$0.03	$	$ 0.13	$0.04
Shares used in computing diluted net
income per share	26,129	21,076		26,205	20,851

(*) Stock-based compensation consists of:
Cost of revenue	$7	$7		$14	13
Research and development	73	100		121	142
Selling, general and administrative	64	67		128	118

Total	$144	$174		$263	273

VOLTERRA SEMICONDUCTOR CORPORATION
AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts and percentages)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
	(unaudited)		(unaudited)

GAAP net income	$1,131	$566	$3,440	$835
Adjustments:
Stock-based compensation	144	174	263	273
Total operating income adjustments	144	174	263	273

Income tax effect	(30)	(8)	(45)	(13)
Non-GAAP net income	$1,245	$732	$3,658	$1,095

Non-GAAP Basic net income per share	$0.05	$0.13	$0.16	$0.20
Non-GAAP Diluted net income per share	$0.05	$0.03	$0.14	$0.05

Basic Weighted average shares	23,535	5,546	23,469	5,559
Diluted Weighted average shares	26,129	21,076	26,205	20,851

Percent of Net Revenue:

GAAP income from operations	9%	6%	13%	5%
Total operating income adjustments	1	2	1	1
Non-GAAP income from operations	10%	8%	14%	6%

VOLTERRA SEMICONDUCTOR CORPORATION
AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2005	December 31, 2004
	(unaudited)	(audited)
Assets
Current assets:
Cash, cash equivalents and investments	$45,698	$44,733
Accounts receivable, net	7,582	2,097
Inventory	5,269	5,134
Prepaid expenses and other current assets	695	726

Total current assets	59,244	52,690
Property and equipment, net	2,246	1,414
Other assets	34	34

Total assets	$61,524	$54,138

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,844	$1,768
Accrued liabilities	2,949	2,105

Total current liabilities	6,793	3,873
Commitments and contingencies
Stockholders’ equity:
Common stock	24	23
Additional paid-in capital	95,206	94,412
Deferred stock-based compensation	(231)	(462)
Accumulated deficit	(40,268)	(43,708)

Total stockholders’ equity	54,731	50,265

Total liabilities and stockholders’ equity	$61,524	$54,138